Exhibit 5.1
October 2, 2025
Salesforce, Inc.
Salesforce Tower
415 Mission Street, 3rd Floor
San Francisco, California 94105
RE:    Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as special counsel to Salesforce, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of a total of 122,077 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the Regrello Corp. 2021 Equity Incentive Plan, as amended (the “Plan”), as assumed by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 14, 2025, by and among the Company, Regrello Corp., Salesforce Holdings LLC, Rome Acquisition Sub Inc. and Fortis Advisors LLC (the “Merger Agreement”).
For the purposes of giving this opinion, we have examined the Registration Statement, a copy of the Plan, the Merger Agreement and the restated certificate of incorporation of the Company and the amended and restated bylaws of the Company, as amended and as currently in effect, and certain resolutions adopted by the Board of Directors of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.
In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.
We have also assumed that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. We have further assumed that there will be no material changes to the documents we have examined and that, at all times prior to the issuance of the Shares, the Company will maintain a sufficient number of authorized but unissued shares of common stock, par value $0.001 per share, available for such issuance.
Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that when the Shares have been issued by the Company in accordance with the terms of the Plan, the Shares will be validly issued, duly authorized, fully paid and nonassessable.
This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing. We are members of the bar of the State of New York. The Company is a Delaware corporation, and we have not considered, and we express no opinion as to, any law other than the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting the foregoing), in each case as in effect on the date hereof.

We hereby consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.
Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz